Exhibit 99.1

NEWS

For Release       Immediate

Contacts          (News Media) Tony Zehnder, EVP, Corporate Communications
                  317.817.4858
                  (Investors) Lowell Short, SVP, Investor Relations
                  317.817.2893

                Kirsch Resigns as Conseco CEO, Effective May 23;
                            Hohmann Named Interim CEO

Carmel, Ind., May 4, 2006 - Conseco, Inc. (NYSE: CNO) today announced that William S. Kirsch is resigning his posts as president, CEO and director of the company, effective May 23, 2006.

"I am very proud of the Conseco team and what we have achieved in turning the company around over the past two years," Kirsch said. "I became CEO 21 months ago to lead Conseco's transformation and to take it to the next level. Having accomplished this goal, including significant ratings improvements and recruiting a best-in-class senior management team, I look forward to spending quality time with my family and exploring new opportunities. I expect the Conseco team to continue to achieve great success."

Chairman R. Glenn Hilliard said Conseco's board named James E. Hohmann, previously the company's executive vice president and chief administrative officer, as interim CEO, effective May 23, and has launched a search, both internally and externally, for a permanent CEO. Kirsch has agreed to assist Conseco with transitional issues through Aug. 31, 2006, Hilliard said.

"Conseco has made great strides under Bill Kirsch," Hilliard said. "His leadership has been central to moving Conseco forward and setting its vision and mission. It's a particular tribute to Bill's leadership that we have been able to attract a tremendous, deep team of seasoned insurance executives during the past two years, including Jim Hohmann. Based on Jim's central position in our established succession plan, he was the board's unanimous choice to guide the company through this period."

"I very much appreciate the confidence the board has placed in me," Hohmann said. "Conseco's vision and mission are clear and our strategic initiatives are well established. My job will be to build on that progress. I welcome the challenge."

Hohmann joined Conseco in 2004 from XL Life and Annuity, where he served as president and CEO from 2001-2004. His insurance industry experience also includes three years as president of financial institutions and three years as chief actuary at Zurich Kemper Life, and nine years in insurance consulting at Tillinghast, Towers Perrin, where he was managing principal of the Chicago life/health practice.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

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                                                                    Conseco (2)
                                                                    May 4, 2006


Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to achieve an upgrade of the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (ii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iv) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (v) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vi) the adverse impact of our Predecessor's bankruptcy proceedings on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (vii) performance of our investments; (viii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (ix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (x) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; (xi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and
(xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.



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